UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-136353	20-2760722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 South Chicago Avenue, Freeport, Illinois		61032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information included in Item 2.01 of this report is incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Closing of Asset Purchase Agreement with Biofuels Company of America, LLC

On May 12, 2008 Blackhawk Biofuels, LLC (the “Company”) closed on its previously announced acquisition of the under-construction assets of a biodiesel facility in Danville, Illinois (the “Danville Facility”).  The acquisition was made pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) with Biofuels Company of America, LLC (“BCA”).  Other parties to the Agreement are Renewable Energy Group, Inc. (“REG”), which also provided financing for the transaction, and Biodiesel Investment Group, LLC and Bunge North America, Inc. (“Bunge”), which are the owners of BCA.

Pursuant to the Purchase Agreement, the Company acquired specified assets of BCA and assumed certain liabilities of BCA.  The principal financial consideration payable to BCA was in the form of $5,250,000 in cash and 1,980,488 shares of common stock of REG.  Of that consideration, $250,000 and 97,561 shares of common stock of REG were placed in escrow to satisfy indemnification obligations which BCA may have to the Company under the Purchase Agreement.

The Purchase Agreement was filed with the Company’s Current Report on Form 8-K filed March 17, 2008 and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Most of the agreements entered into in connection with the closing of the transaction to acquire the Danville Facility assets were dated May 9, 2008 but were not effective until financial closing on May 12, 2008.

Loan Agreement with Fifth Third Bank

In connection with the acquisition of the biodiesel assets under the Purchase Agreement, the Company entered into a Loan Agreement with Fifth Third Bank (“Fifth Third”) dated May 9, 2008 to replace $24,650,000 in construction/term debt financing previously provided to the project by Fifth Third.  In addition, Fifth Third agreed to provide an additional $5,000,000 revolving line of credit.  The construction/term loan will bear interest at a fluctuating rate based on LIBOR and will mature on November 3, 2011.  Revolving credit loans will be available based on the Company’s eligible accounts receivable and inventories and will be available until May 8, 2009. Interest on revolving credit loans will fluctuate based on LIBOR or Fifth Third’s prime rate.  The obligations of the Company will be secured by substantially all of the assets of the Company.

Subordinated Loan Agreement with REG

The Company also entered into a Subordinated Loan Agreement dated May 9, 2008 with REG Ventures, LLC, an affiliate of REG, and issued to REG Ventures a convertible promissory note in the amount of $21,700,000.  This note was principally in payment for the 1,980,488 shares of common stock of REG delivered to BCA under the terms of the Purchase Agreement.  It also reimbursed REG for 127,273 shares of preferred stock of REG issued to Bunge in connection with an oil feedstock supply agreement entered into between the Company and Bunge described below.  Interest is based on  LIBOR plus 5%.  The Company may, if it wishes, pay interest due in Class A Units of the Company at a rate of $2.00 per Unit.  The obligations of the Company to REG are secured on a subordinated basis by substantially all of the assets of the Company.

Ground Lease from Bunge Milling, Inc.

By a First Amendment, Assignment and Assumption and Consent to Assignment of Ground Lease and Conveyance of Leasehold Improvements dated May 9, 2008, the Company assumed from BCA a ground lease dated

November 3, 2006 (as amended, the “Ground Lease”) from Bunge Milling, Inc. for the site on which the Danville Facility is located.  The Ground Lease covers approximately 6 acres of land adjacent to a soybean crushing plant operated by Bunge.  The term of the Ground Lease will expire on November 3, 2036, subject to the right of the Company to extend the term for four additional five year periods.  The rent under the Ground Lease will be $1.00 per year during the term of the oil feedstock supply agreement between the Company and Bunge described below (May 9, 2014 or, if extended, May 9, 2016).  Thereafter, base rent will commence under the Ground Lease at $72,000 per year subject to a consumer price index escalator in future years.

Design-Build Agreement with REG Construction

Further construction on the Danville Facility will be performed by or under the supervision of REG Construction & Technology Group, LLC, an affiliate of REG, under a Design-Build Agreement dated May 9, 2008 (the “Design-Build Agreement”).  A major part of the construction will be the establishment of a preliminary treatment facility to process animal fats for use as feedstock in the primary biodiesel production segment of the Danville Facility.  The estimated contract price to complete the work required under the Design-Build Agreement is $10,844,327 subject to increase in certain circumstances up to a maximum of $11,747,633.

Oil Feedstock Supply Agreement with Bunge

The Company has entered into an Oil Feedstock Supply Agreement with Bunge dated May 9, 2008 which provides that the Company will acquire its soybean oil from Bunge and assures the Company that Bunge will make available at least 30% of the Company’s maximum operating requirements for soybean oil.  If the Company does not use soybean oil to produce biodiesel, the Company will pay standby fees to Bunge for making oil available to the Company.   The purchase price for soybean oil under the agreement will fluctuate based on market prices.

Services Agreement with Bunge

The Company has also entered into a Services Agreement with Bunge dated May 9, 2008 which provides that Bunge will assist the Company principally with respect to rail loadout at Bunge’s rail staging area and will assure the Company of easements for access and natural gas, oil and biodiesel pipelines.  Fees will vary based on the services performed.  The Services Agreement will expire on May 9, 2014, subject to extension for additional two year periods unless one of the parties elects to terminate the agreement.

Management and Operating Services Agreement with Renewable Energy Group, Inc.

To provide for management of the Danville Facility, the Company entered into a new Management and Operational Services Agreement (the “REG Services Agreement”) dated May 9, 2008 with two REG affiliates, REG Services Group, LLC (“REG Services”) and REG Marketing & Logistics Group, LLC (“REG Marketing”).   Under the REG Services Agreement, REG Services and REG Marketing will have responsibility for the overall management of the Danville Facility, placement of a general manager and an operations manager at the facility, procurement of feedstocks necessary for the operation of the facility, marketing of the production of biodiesel and glycerin when the plant commences production and performance of administrative, sales and marketing functions for the Company.  In addition, it provides for the extension of trade credit by REG Services and REG Marketing to the Company in connection with the purchase of raw materials and sale of biodiesel by the Company or on the Company’s behalf.  The trade credit will be secured by the Company’s inventories and receivables.  The REG Services Agreement also provides that REG Services will be entitled to appoint one member to the board of managers of the Company.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 2.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01  Other Events.

On May 15, 2008 the Company issued a press release with regard to the acquisition of its biodiesel facility assets in Danville, Illinois and related financing.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release dated May 15, 2008

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: May 15, 2008	/s/ RONALD L. MAPES
Ronald L. Mapes Chair (Principal Executive Officer)